SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 9, 2006.
BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
6121 Hollis Street
Emeryville, California 94608
(Address of principal executive offices)
(510) 350-2940
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.
Section 1-Registrant’s Business Operations
Item 1.01 Entry Into a Material Definitive Agreement
     On January 9, 2006, BioTime, Inc. and Hospira, Inc. entered into an amendment to their Exclusive License Agreement adding Australia, Mexico and the countries of Central America and South America to Hospira’s marketing territory. Hospira will be responsible for obtaining all government regulatory approvals required for the sale and use of Hextend in those countries. All sales in the new territory will be added to U.S. and Canadian sales for the purpose of determining the royalties payable to BioTime. Hextend is BioTime’s proprietary physiologically balanced blood plasma volume expander and is presently distributed by Hospira in the United States and Canada.
     The preceding discussion of the amendment to the Exclusive License Agreement between BioTime and Hospira is a summary only, does not purport to describe in full all provisions of the addendum or the agreement as a whole, and is qualified in all respects by the full text of the addendum, a copy of which has been filed as an exhibit to this report and which is incorporated by reference herein.
     Hextend® and PentaLyte® are registered trademarks of BioTime, Inc.
Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Amendment to Exclusive License Agreement Between BioTime Inc. and Hospira, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.
Date: January 13, 2006	By	/s/ Steven Seinberg
Steven Seinberg, Chief Financial Officer

Exhibit Number	Description
99.1	Amendment to Exclusive License Agreement Between BioTime, Inc. and Hospira, Inc.